UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 28, 2005

PRIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)

Registrant’s telephone number, including area code: (713) 789-1400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Amended SERP Participation Agmt. - Paul A. Bragg
Amended SERP Participation Agmt. - Louis A. Raspino
Amended SERP Participation Agmt. - John R. Blocker, Jr.
SERP Participation Agmt. - Lonnie D. Bane
SERP Participation Agmt. - W. Gregory Looser

Item 1.01 Entry into a Material Definitive Agreement.

     On January 28, 2005, we entered into participation agreements under our Amended and Restated Supplemental Executive Retirement Plan (the “Plan”) with each of Lonnie D. Bane, Senior Vice President — Human Resources, and W. Gregory Looser, Senior Vice President, General Counsel and Secretary. Pursuant to these agreements, if the executive terminates his employment on or after his “normal retirement date,” which is the date he attains age 62, then he will receive from us annual payments equal to 50% of his final salary for his lifetime. If, prior to his normal retirement date, the executive terminates his employment with us on or after the date he has attained age 55 and, with respect to Mr. Looser, has completed 15 years of continuous employment with us, then we will make annual payments to him for his lifetime equal to 50% of his final salary reduced by a certain percentage based on the number of years from that termination to his normal retirement date. If the executive voluntarily resigns his employment or is terminated by us for a reason other than cause prior to attaining the above age and service requirements, he may be entitled to a benefit under the Plan commencing at age 62. The foregoing benefits vest in five equal annual installments beginning January 1, 2006; full vesting would occur in the event of termination by us for a reason other than cause. Also pursuant to these agreements, immediately upon termination of employment with any vested right to a benefit under the Plan, the executive is entitled to receive until his death retiree medical and dental coverage for himself, his spouse (if any) as of the date of termination and his dependents who were covered under our group health plan as of the date of termination. These benefits will be at least as favorable as the group medical and dental coverage offered to our executive employees. This coverage (i) will be suspended during any period the executive has medical coverage provided by another employer, (ii) with respect to the executive and his spouse, as applicable, will be converted into Medicare Supplement coverage upon becoming eligible for and covered by Medicare and (iii) with respect to the executive’s dependents, will terminate at such time as the dependents are no longer eligible for coverage under the terms of our group health plan. The executive will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees.

     If the executive’s employment is terminated as a result of a change in control, then, in lieu of the lifetime cash payments described above, he will receive from us a lump sum payment in an amount equal to five times the greater of his salary at the time of the change in control or his salary at the time of termination. His spouse or beneficiaries are entitled to certain payments if he dies while employed by us or while receiving or entitled to receive benefits under the Plan. If we terminate the executive’s employment for cause (as defined in the Plan or his employment agreement), then he forfeits all rights to any benefits under the Plan.

     We also amended each of the participation agreements under the Plan with each of Paul A. Bragg, President and Chief Executive Officer, Louis A. Raspino, Executive Vice President and Chief Financial Officer, and John R. Blocker, Jr., Executive Vice President — Operations. Each of these amendments amend the executive’s existing participation agreement to provide benefits under the Plan substantially the same as those described above, although no change was made to their respective vesting terms.

     The Plan is a non-qualified retirement plan that provides for benefits, to the extent vested, to be paid to the participating executive officer upon the officer’s termination or

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retirement. We recognize its estimated liability and the related compensation expense over the estimated service period of each officer.

     The foregoing descriptions of the participation agreements and amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Supplemental Executive Retirement Plan, as amended and restated (“SERP”) (incorporated by reference to Exhibit 10.1 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 1-13289).

10.2	Amended SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and Paul A. Bragg.

10.3	Amended SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and Louis A. Raspino.

10.4	Amended SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and John R. Blocker, Jr.

10.5	SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and Lonnie D. Bane.

10.6	SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and W. Gregory Looser.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ W. Gregory Looser
W. Gregory Looser
Senior Vice President, General Counsel and Secretary

Date: February 2, 2005

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EXHIBIT INDEX

No.	Description

10.1	Supplemental Executive Retirement Plan, as amended and restated (“SERP”) (incorporated by reference to Exhibit 10.1 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 1-13289).

10.2	Amended SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and Paul A. Bragg.

10.3	Amended SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and Louis A. Raspino.

10.4	Amended SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and John R. Blocker, Jr.

10.5	SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and Lonnie D. Bane.

10.6	SERP Participation Agreement effective January 28, 2005 between Pride International, Inc. and W. Gregory Looser.

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